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                                                                    EXHIBIT 15.1


                     Independent Accountants' Review Report



To the Board of Directors,
CMS NOMECO Oil & Gas Co.:

We have reviewed the accompanying consolidated balance sheet of CMS NOMECO Oil & Gas Co. (a Michigan corporation and wholly owned subsidiary of CMS Enterprises Company) and subsidiaries as of September 30, 1995, and the related consolidated statements of income, stockholder's equity and cash flows for the nine months ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the
American Institute of Certified Public Accountants.   A review of interim
financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.



Arthur Andersen LLP


Detroit, Michigan
October 20, 1995.
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                                                                    EXHIBIT 15.1





To CMS NOMECO Oil & Gas Co.:

We are aware that CMS NOMECO Oil & Gas Co. has included in this registration statement our report dated October 20, 1995, covering our review of the
unaudited interim financial information contained therein.   Pursuant to
Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.




Arthur Andersen LLP

Detroit, Michigan
October 23, 1995.